UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2008
VERIFONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices with zip code)
(408) 232-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 25, 2008, VeriFone Holdings, Inc. (the “Registrant”) announced that its Board of Directors had appointed Mr. Robert W. Alspaugh and Jeffrey E. Stiefler to serve as directors, effective as of September 1, 2008. Messrs. Alspaugh and Stiefler will serve on the Registrant’s Board of Directors from the effective date of their appointment until the Registrant’s next annual meeting of stockholders. Messrs. Alspaugh and Stiefler fill a vacancy created by an increase in the size of the Board of Directors from eight to ten.
     Mr. Alspaugh had a 36 year career at KPMG and was responsible for implementing the strategy of KPMG’s global organization in 150 countries, with more than 100,000 employees. From 2002 to 2006, Mr. Alspaugh served as chief executive officer of KPMG International and from 1998 to 2002, Mr. Alspaugh served as deputy chairman and chief operating officer of KPMG’s U.S. Practice. Mr. Alspaugh is currently a member of the boards of directors of Ball Corp., a supplier of metal and plastic packaging for beverages, food and household products, and of aerospace technologies and services to defense and civilian government agencies and Autoliv, Inc., a developer, manufacturer and supplier of safety systems to the automotive industry.
     Mr. Stiefler has been a senior leader and director of a number of companies, primarily in financial services. He is currently a venture partner with Emergence Capital Partners, chairman of InQ Corporation, and a director of LPL Investment Holdings Inc. and Taleo Corporation. From 1993 to 1995, he was president and director of American Express Company. From 1995 to 2003, Mr. Stiefler was an advisor to two private equity firms, McCown DeLeeuw and Co. and North Castle Partners. Mr. Stiefler joined Digital Insight as the company’s chairman, president, and CEO in August 2003, prior to the company’s acquisition by Intuit in February 2007. Previously, Mr. Stiefler has served as president and CEO of IDS (a subsidiary of American Express Company), senior vice president for Citicorp’s Person-to-Person business unit, vice-chairman of Walker Digital Corp., and director of Education Lending Group.
     Messrs. Alspaugh and Stiefler will both join VeriFone’s Audit Committee. Additionally, Mr. Alspaugh will join the Corporate Governance and Nominating Committee.
     The Board of Directors has approved the grant of 30,000 stock options to each of Messrs. Alspaugh and Stiefler under the Registrant’s 2006 Equity Incentive Plan. The Registrant will also enter into an indemnification agreement with Messrs. Alspaugh and Stiefler, whereby the Registrant will indemnify Messrs. Alspaugh and Stiefler and advance expenses and costs incurred by each in connection with claims, suits, or proceedings arising as a result of their service on the Board of Directors.
     Messrs. Alspaugh and Stiefler have no reportable transactions under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are furnished as part of this Report on Form 8-K:
10.1	Form of Indemnification Agreement*

99.1	Press Release of the Registrant dated August 25, 2008.

*	Filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.
Date: August 25, 2008	By:	/s/ Douglas G. Bergeron
Douglas G. Bergeron
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement*

99.1	Press Release of the Registrant dated August 25, 2008.

*	Filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.

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